Utah Department of Commerce
Division of Corporations & Commercial Code
160 East 300 South, 2nd Floor, S.M. Box 146705
Salt Lake City, UT 84114-6705
Phone: (801) 530-4849
Toll Free: (877)526-3994 Utah Residents
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov

Registration Number: 842950-0142 November 14, 2006
Business Name: SINO GAS INTERNATIONAL HOLDINGS, INC.
Registered Date: AUGUST 19, 1983

CERTIFIED COPY OF ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE ("DIVISION") HEREBY CERTIFIES THAT THE ATTACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

SINO GAS INTERNATIONAL HOLDINGS, INC.

AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

Kathy Berg
Director
Division of Corporations and Commercial Code

RECEIVED
NOV 0 3 2006
Utah Div. Of Corp. & Comm. Code

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

DOLCE VENTURES, INC.

Dolce Ventures, Inc. (the "Company"), a corporation organized and existing under and by virtue of the Revised Business Corporation Act of the State of Utah, DOES HEREBY CERTIFY:

FIRST: That by Unanimous Written Consent of the Directors of the Board of Directors of the Company, the Board of Directors of the Company adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to "Sino Gas International Holdings, Inc.", declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of majority of shares of outstanding stock of the Company in accordance with provisions of Section 16-10a-704 of the Revised Business Corporation Act of State of Utah. The resolution setting forth the proposed amendment is as follows:

11-03-06P02:28 RCVD

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

"ARTICLE I – NAME

The name of the corporation (hereinafter called the "Corporation") is "Sino Gas International Holdings, Inc."; and be it further

SECOND: That by Unanimous Written Consent of the Directors of the Board of Directors of Dolce Ventures, Inc., the Board of Directors of the Company adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of the Company to effect a 304.44-for-one reverse stock-split of the Company's common stock, par value $0.001 per share, declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of majority of shares of outstanding stock of the Company in accordance with provisions of Section 16-10a-704 of the Revised Business Corporation Act of State of Utah. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the "Reverse Split"); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that

Date: 11/03/2006
Receipt Number: 1932922
Amount Paid: $1,535.40

such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

THIRD: That thereafter, pursuant to resolution of the Board of Directors, the Board of Directors requested and received votes in favor of the amendments by written consent of a holder of a majority of shares of outstanding stock of the Company in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

FIFTH: That upon filing of this Articles of Amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Utah, this Articles of Amendment to the Articles of Incorporation shall be effective as of November 9, 2006.

[Signature page follows]

State of Utah
Department of [illegible]
Division of Corporations and Commercial [illegible]
I hereby certified that the foregoing has been [illegible]
and approved on this 03 day of Nov 2006
In this office of this division and hereby issue
this Certificate thereof
Examiner [illegible] Date 11/14/06

IN WITNESS WHEREOF, Dolce Ventures, Inc. has caused this Articles of Amendment to the Articles of Incorporation to be duly executed as of November 1, 2006 by the undersigned.

By: /s/ Liu Yu Chuan

Name: Liu Yu Chuan
Title: President, Chief Executive Officer and Chairman of the Board

By: /s/ Chen Fang

Name: Chen Fang
Title: Chief Financial Officer and Director

FILED in the office of the Lieutenant Governor of the State of Utah on the 19th day of August A.D. 19 83
DAVID S. MONSON
Lieutenant Governor
Filing Clerk [signature] Fees 50.00

RECEIVED
AUG 19 1983

ARTICLES OF INCORPORATION
OF
EVICA RESOURCES, INC.

105309

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Evica Resources, Inc.

ARTICLE II
DURATION

The Corporation shall exist perpetually or until dissolved according to law.

ARTICLE III
PURPOSES

The nature of the business or purposes to be conducted or promoted are: to invest in oil and gas and/or minerals, properties and/or products; and to engage in any lawful act or lawful activity under the Utah Business Corporation Act or under any other federal, state or local laws and regulations.

ARTICLE IV
SHARES

The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of common stock having a par value of one tenth of one cent ($.001) per share. All voting rights of the Corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation. There shall be no other "classes" than the common stock.

ARTICLE V
COMMENCEMENT OF BUSINESS

The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

ARTICLE VI
REGULATION OF INTERNAL AFFAIRS

Section 1. Shareholders' Meetings. Meetings of shareholders may be called by the President or by any one director or by any number of shareholders owning not less than ten percent of the outstanding shares entitled to vote at such meeting. Notice of shareholders' meetings shall be given in writing by mailing such notice to the address of every shareholder, at the last

known address of such shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a shareholders' meeting is not required for any purpose. Any notice required to be given any shareholders of this Corporation may be waived by written instrument signed by such shareholders.

Section 2. By-Laws. The majority of the directors may adopt by-laws for the Corporation which are consistent with these Articles and the laws of the State of Utah and may amend and repeal from time to time any by-law.

Section 3. Contracts with interested directors or officers. No contract, lease, or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected, by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease, or other transaction with the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party to, or is so interested in, any contract, lease, or other transaction with the Corporation, shall be disclosed, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this paragraph, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease, or other transaction and may vote thereat to authorize any such contract or transaction.

ARTICLE VII
NO PREEMPTIVE RIGHTS

No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "convertible obligations" as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

ARTICLE VIII
REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 9824 South Heytesbury Lane, Sandy, UT 84092 and the name of its initial registered agent at such address is Mr. Richard L. Wilford.

ARTICLE IX
DIRECTORS

The number of directors which shall constitute the initial Board of Directors of the Corporation is three. They shall serve as directors until the first regular annual meeting of the shareholders or until their successors are elected and shall qualify. They are:

NAME	ADDRESS
Mr. Richard L. Wilford	9824 South Heytesbury Lane Sandy, UT 84092
Mr. John M. Peterson	659 South 1200 East #1B Salt Lake City, UT 84102
Ms. Sharon Farnsworth	11228 South 700 East Sandy, UT 84070

ARTICLE X
INCORPORATORS

The name and address of each incorporator are:

NAME	ADDRESSES
Mr. Richard L. Wilford	9824 South Heytesbury Lane Sandy, UT 84092
Mr. John M. Peterson	659 South 1200 East #1B Salt Lake City, UT 84102
Ms. Sharon Farnsworth	11228 South 700 East Sandy, UT 84070

ARTICLE XI
INDEMNIFICATION - EXCULPATION

The Corporation shall provide indemnification and/or exculpation to its directors, officers, employees, agents, and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Utah, and by any additional applicable federal or state laws or court decisions.

DATED this 16 day of August, 1983.

Richard L. Wilford

John M. Peterson

Sharon Farnsworth

STATE OF UTAH)
)ss.
COUNTY OF S.L.)

On this 16 day of August, 1983, personally appeared before me Richard L. Wilford, John M. Peterson, and Sharon Farnsworth, who, being by me duly sworn, declared that they are the persons who signed the within and foregoing Articles of Incorporation as incorporators, and that the statements contained therein are true.

R. Blanquist
Notary Public

My Commission Expires: 12-12-84

Residing at: S.L.C. Ut.

105309

105309

FILED in the office of the Lt. Governor, of State, of the State of Utah, on the 2 day of April A.D. 1984
DAVID S. MONSON
Lt. Gov/Sec. of State
Filing Clerk MC Fee 25.00

RECEIVED

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

EVICA RESOURCES, INC.

Pursuant to the provision of the Utah Code Annotated (1953) Section 16-10-57, et seq., as amended, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is EVICA RESOURCES, INC.

2. The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on the 16th day of March, 1984, in the manner prescribed by the provision of the Utah Business Corporation Act:

RECEIVED

ARTICLE I

Name. The name of the corporation (hereinafter called the "Corporation") is AMERICAN ARMS,, INC.

3. The number of shares of the corporation outstanding at the time of such adoption was 4,350,000 and the number of shares entitled to vote thereon was 4,350,000. All of the shares were common shares of the same class with like rights and preferences.

4. All of the shares were voted for the above amendments as follows:

No. of Shares	Shares Voted "For"	Shares Voted "Against"
4,350,000	3,394,000	None

5. The manner in which an exchange of issued shares shall be effected is as follows: No Exchange.

6. The manner in which such amendments effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment is as follows: No Change.

DATED this 14th day of March, 1984.

EVICA RESOURCES, INC.

By: [signature]
President

By: [signature]
Secretary

STATE OF UTAH)
) ss
County of Salt Lake)

On the 14th day of March, 1984, personally appeared before me Richard L. Wilford and Sharon Farnsworth, the signers of the within and foregoing instrument, and duly acknowledged to me that they executed the same.

[signature]
Notary Public
Residing in Salt Lake City

My Commission Expires:
2-17-88

RECEIVED APR 2 1 1988

APPROVED by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 21st day of April A.D. 1988
Corporate Documents Examiner D.C.
Fees paid $ 35.00

RECEIVED
1988 APR 12 PM 4:40
DIVISION OF CORPORATIONS
STATE OF UTAH

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

AMERICAN ARMS, INC.

Pursuant to the provisions of the Utah Code Annotated (1953) Section 16-10-57, et seg., as amended, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is American Arms, Inc.

2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 29th day of March, 1988, in the manner prescribed by the provision of the Utah Business Corporation Act:

ARTICLE I

Name. The name of the corporation (hereinafter called the "Corporation") is American Industries, Inc.

3. The number of shares of the corporation outstanding at the time of such adoption was 27,214,105 and the number of shares entitled to vote thereon was 27,214,105. All of the shares were common shares of the same class with like rights and preferences.

4. The shares represented at the meeting and the number that were voted for the above amendments are as follows:

No. of Shares	Shares Voted "For"	Shares Voted "Against"
13,821,208	13,821,208	None

5. The manner in which an exchange of issued shares shall be effected is as follows: No Exchange.

6. The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment is as follows: No change.

Dated this 31 day of March, 1988

American Arms, Inc.

by Ronald K. Mitchell
Ronald K. Mitchell, President

by Gloris P. Goff
Gloris P. Goff, Secretary

State of Utah)
ss.
County of Salt Lake)

On the 31 day of March, 1988, personally appeared before me Ronald K. Mitchell and Gloris P. Goff, the President and Secretary, respectively of American Arms, Inc. and the signers of the within and foregoing instrument, and duly verified that the information stated therein is true.

[signature]
Notary Public
Residing in Salt Lake City

My commission expires:
12/12/89

STATE OF UTAH
DEPARTMENT OF BUSINESS REGULATION
DIVISION OF CORPORATIONS AND COMMERCIAL CODE

I Certify the foregoing has been filed and accepted in the office of this Division Pursuant to Utah Statute, and hereby issue this CERTIFICATE of

Amendment

this 12th day of April A.D. 1988

Peter Van Alstyne
Division Director

By [illegible] Date 4-12-88
File No. 105309

C0105309

ARTICLES OF AMENDMENT
OF
AMERICAN INDUSTRIES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That on January 28, 2002, the shareholders of American Industries, Inc. a corporation organized under and by virtue of the laws of the State of Utah, at a special meeting of the shareholders duly called for the purpose, adopted a resolution to amend "Article IV - Shares" of the Articles of Incorporation of American Industries, Inc., to read as follows:

"ARTICLE IV
SHARES"

"That aggregate number of shares which the corporation shall have authority to issue is Two Hundred and Fifty Million (250,000,000) shares of common stock, having a par value of one-tenth of one cent (0.001) per share. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation. There shall be no other classes of stock than common stock.

02-14-02A09:51 RCVD

On January 28, 2002, the date of the special meeting of shareholders, there was only one class of stock (j,e,. common stock) Of which there were 7,248,174 shares issued, outstanding and entitled to vote on the amendment. Of those shares, there were 4,835,633 shares in attendance or validly represented at the meeting, 4,817,201 shares voted in favor of the amendment and 18,432 shares voted against the amendment, which was a sufficient number for the approval of the amendment by the shareholders.

Dated this 7 day of February, 2002

Attest:

Charles W. Goff, President

Gloris P. Goff, Secretary

SGK

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 13 day of Feb 2002
In this office of this Division and hereby issue this Certificate thereof.

Examiner BGK Date 2-22-02

Kathy Berg
Division Director

[illegible]
Receipt Number: [illegible]
Amount Paid: $25.00

CO 105309

EXPEDITE

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certify that the foregoing has been filed and approved on this 21 day of May 2002 in the office of this Division and hereby issued
Examiner Date 5/21/02

AMENDMENT

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN INDUSTRIES, INC.

American Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Revised Business Corporation Act of the State of Utah, **DOES HEREBY CERTIFY:**

FIRST: That by Unanimous Consent the Board of Directors of American Industries, Inc. adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of said corporation to change the name of the Corporation to Dolce Ventures, Inc., declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Corporation adopt an amendment to Article I of the Corporation's Certificate of Incorporation to change the Corporation's name to Dolce Ventures, Inc. The following is the proposed amendment to Article IV of the Certificate of Incorporation:

05-21-02 12:03 RCVD

ARTICLE I

The name of the corporation is Dolce Ventures, Inc.

Date: 05/21/2002
Receipt Number: 537480
Amount Paid: $210.00

SECOND: That by Unanimous Consent the Board of Directors of American Industries, Inc. adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of said corporation relating to the creation of a Preferred Stock, declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Corporation adopt an amendment to Article IV of the Corporation's Certificate of Incorporation to authorize a Preferred Stock, with a par value of $0.001, and that 100,000,000 shares be authorized. The following is the proposed amendment to Article IV of the Certificate of Incorporation:

ARTICLE IV

> The number of shares of Preferred Stock authorized is 100,000,000 shares with a par value of $.001. Shares of the Preferred Stock of the corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors of the corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the state of Delaware.

05-21-02 12:04 RCVD

THIRD: That thereafter, pursuant to resolution of its Board of Directors the Board of Directors requested and received votes in favor of the amendments by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of section Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

IN WITNESS WHEREOF, said American Industries, Inc. has caused this Amendment to be signed by Charles W. Goff, Sr., its President, the 26th day of March 2002.

American Industries, Inc.
a Utah corporation

By: [signature]
Charles W. Goff, Sr., President

05-21-02 12:04 RCVD